Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter Financial Results to Include Record Revenue and Reaffirms Guidance Ranges

•	Total Net Revenue increased 6.3% to $244.4 million in the second quarter of 2018 from $230.0 million in the second quarter of 2017

•	Adjusted EBITDA(1) increased 3.0% to $38.2 million in the second quarter of 2018 from $37.0 million in the second quarter of 2017

•	Earnings Per Share was $0.11 in the second quarter of 2018, flat from the second quarter of 2017

•	Aggregate procedural volumes increased 3.7% and same center volumes increased 1.0% as compared with the second quarter of 2017

•	RadNet enters into its first east coast capitation arrangement with EmblemHealth

•	RadNet reaffirms previously announced 2018 guidance levels

LOS ANGELES, California, August 9, 2018 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 304 owned and/or operated outpatient imaging centers, today reported financial results for its second quarter of 2018.

Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet, commented, “After being severely impacting by adverse weather conditions during the first quarter, I am pleased that our performance has recovered so effectively. During the second quarter, we had strong revenue and EBITDA performance that is in line with our initial 2018 projections.

We again are demonstrating steady and consistent revenue growth, positive same store procedural gains and higher EBITDA as compared with prior year periods.”

Dr. Berger continued, “We are excited about the remainder of 2018. We expect to be very active during the second half of this year in some of our largest joint ventures. We commenced operations with our partner MemorialCare in Southern California and will be looking to expand that joint venture beyond its current 34 centers. We will also look to grow our New Jersey Imaging Networks JV with RWJ Barnabas during the second half of this year through expanding its access to capital and evaluating strategic acquisition opportunities. For our consolidated operations, we will continue to focus on regional market business development, cost containment and evaluating strategic acquisitions.”

Dr. Berger added, “On October 1st, we are scheduled to commence operations for our recently announced capitation partnership with EmblemHealth in the New York Metropolitan area in 26 new locations. We will be investing into and expanding the size and capabilities of many of these locations to initially service about 200,000 patients who are part of Emblem’s AdvantageCare medical group as well as position us to provide imaging services to other Emblem and non-Emblem patient populations. This is an important strategic relationship for our company and we are excited to bring an alternative payment model to the east coast for diagnostic imaging. We expect to enjoy the same success with capitation on the east coast as we’ve had for over two decades with similar partnerships in California. We believe we are on the forefront of performance-based payment models and will look to grow these arrangements in the coming quarters.”

Second Quarter Financial Results

For the second quarter of 2018, RadNet reported Revenue of $244.4 million and Adjusted EBITDA(1) of $38.2 million. Revenue increased $14.4 million (or 6.3%) and Adjusted EBITDA(1) increased $1.1 million (or 3.0%) from the second quarter of last year.

1

For the second quarter, RadNet reported Net Income of $5.4 million, an increase of approximately $100,000 over the second quarter of 2017. Per share diluted Net Income for the second quarter was $0.11, compared to the same amount in the second quarter of 2017 (based upon a weighted average number of diluted shares outstanding of 48.5 million and 47.2 million for these periods in 2018 and 2017, respectively).

Affecting Net Income in the second quarter of 2018 were certain non-cash expenses and non-recurring items including: $1.1 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $279,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $105,000 loss on the sale of certain capital equipment; and $976,000 of non-cash amortization of deferred financing costs and loan discount on debt issuances.

For the second quarter of 2018, as compared with the prior year’s second quarter, MRI volume increased 6.4%, CT volume increased 8.7% and PET/CT volume increased 13.3%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.7% over the prior year’s second quarter. On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2018 and 2017, MRI volume increased 1.2%, CT volume increased 3.2% and PET/CT volume increased 0.1%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 1.0% over the prior year’s same quarter.

Six Month Financial Results

For the six months ended June 30, 2018, RadNet reported Revenue of $475.8 million and Adjusted EBITDA(1) of $59.2 million. Revenue increased $16.8 million (or 3.7%) and Adjusted EBITDA(1) decreased $6.5 million (or -9.9%) from the same six month period last year. The decline in Adjusted EBITDA(1) for the six month period was mainly due to a significant loss of Revenue during the first quarter as a result of adverse weather conditions in the northeast.

For the six month period in 2018, RadNet reported a Net Loss of $(1.9) million as compared with Net Income of $4.1 million for the six month period in 2017. Per share Net Loss for the six month period in 2018 was $(0.04), compared to per share Net Income in the prior year’s same period of $0.09 (based upon a weighted average number of basic shares outstanding of 47.9 million and fully diluted shares outstanding of 47.1 million for these periods in 2018 and 2017, respectively).

Affecting Net Loss for the six month period of 2018 were certain non-cash expenses and non-recurring items including: $4.9 million of non-cash employee stock compensation expense resulting from the vesting of certain options and restricted stock; $1.0 million of severance paid in connection with headcount reductions related to cost savings initiatives; and $1.9 million of combined non-cash amortization of deferred financing costs and loan discounts related to financing fees paid as part of our existing credit facilities.

2018 Guidance Update

RadNet reaffirms its previously announced 2018 guidance ranges, as amended after its first quarter results, as follows:

Total Net Revenue	$945 million - $970 million
Adjusted EBITDA(1)	$140 million - $150 million
Cash Interest Expense	$33 million - $38 million
Free Cash Flow Generation (a)	$45 million - $55 million

(a)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash paid for interest.

RadNet has revised its Capital Expenditure guidance level upwards by $10 million to reflect additional investment it will make in conjunction with the recently announced EmblemHealth partnership in New York:

	Original Guidance Range	Revised Guidance Range
Capital Expenditures (b)	$50 million - $55 million	$60 million - $65 million

(b)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests.

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Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call to discuss its second quarter 2018 results on Thursday, August 9th, 2018 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Conference Call Details:

Date: Thursday, August 9, 2018

Time: 10:30 a.m. Eastern Time

Dial In-Number: 866-575-6539

International Dial-In Number: 323-794-2575

It is recommended that participants dial in approximately 5 to 10 minutes prior to the start of the 10:30 a.m. call. There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=130839 or http://www.radnet.com under the “About RadNet” menu section and “News and Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 3215507.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 304 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. In addition, RadNet provides radiology information technology solutions, teleradiology professional services and other related products and services to customers in the diagnostic imaging industry. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 7,400 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating acquired operations, successfully achieving 2018 financial guidance, achieving cost savings, successfully developing and integrating new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices, and receiving third-party reimbursement for diagnostic imaging services, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	June 30,	December 31,
	2018	2017
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$16,252	$51,322
Accounts receivable, net	152,174	155,518
Due from affiliates	516	2,343
Prepaid expenses and other current assets	34,690	26,168
Assets held for sale	2,499	–
Total current assets	206,131	235,351
PROPERTY AND EQUIPMENT, NET	286,484	244,301
OTHER ASSETS
Goodwill	275,272	256,776
Other intangible assets	39,795	40,422
Deferred financing costs	1,624	1,895
Investment in joint ventures	54,077	52,435
Deferred tax assets, net of current portion	30,930	30,852
Deposits and other	18,671	6,947
Total assets	$912,984	$868,979

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	$144,467	$135,809
Due to affiliates	10,450	16,387
Deferred revenue	2,759	2,606
Current portion of deferred rent	2,713	2,714
Current portion of notes payable	30,219	30,224
Current portion of obligations under capital leases	3,364	3,866
Total current liabilities	193,972	191,606
LONG-TERM LIABILITIES
Deferred rent, net of current portion	28,040	26,251
Notes payable, net of current portion	557,257	572,365
Obligations under capital lease, net of current portion	4,053	2,672
Other non-current liabilities	4,728	6,160
Total liabilities	788,050	799,054
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 48,284,925, and 47,723,915 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	5	5
Additional paid-in-capital	235,713	212,261
Accumulated other comprehensive income (loss)	3,677	(548)
Accumulated deficit	(152,090)	(150,158)
Total RadNet, Inc.'s stockholders' equity	87,305	61,560
Noncontrolling interests	37,629	8,365
Total equity	124,934	69,925
Total liabilities and equity	$912,984	$868,979

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
NET REVENUE
Service fee revenue, net of contractual allowances and discounts		$214,056		$426,806
Provision for bad debts		(11,854)		(23,500)
Net service fee revenue	$219,416	202,202	$423,584	403,306
Revenue under capitation arrangements	24,979	27,812	52,203	55,721
Total net revenue	244,395	230,014	475,787	459,027
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	210,055	198,611	425,689	404,065
Depreciation and amortization	18,086	16,612	35,942	33,266
Loss (gain) on sale and disposal of equipment	105	453	(1,831)	408
Severance costs	279	177	1,005	380
Total operating expenses	228,525	215,853	460,805	438,119
INCOME FROM OPERATIONS	15,870	14,161	14,982	20,908
OTHER INCOME AND EXPENSES
Interest expense	10,641	10,303	20,680	20,543
Equity in earnings of joint ventures	(3,748)	(2,994)	(6,725)	(4,922)
Gain on sale of imaging centers	–	(2,301)	–	(2,301)
Other expenses (income)	5	7	6	(240)
Total other expenses	6,898	5,015	13,961	13,080
INCOME BEFORE INCOME TAXES	8,972	9,146	1,021	7,828
Provision for income taxes	(2,505)	(3,523)	(8)	(3,065)
NET INCOME	6,467	5,623	1,013	4,763
Net income attributable to noncontrolling interests	1,061	313	2,945	663
NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$5,406	$5,310	$(1,932)	$4,100

BASIC NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.11	$0.11	$(0.04)	$0.09

DILUTED NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.11	$0.11	$(0.04)	$0.09

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	47,969,003	46,756,276	47,896,216	46,662,420
Diluted	48,526,033	47,195,898	47,896,216	47,068,563

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RADNET, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

(unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,013	$4,763
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,942	33,266
Provision for bad debts	–	23,500
Equity in earnings of joint ventures	(6,725)	(4,922)
Distributions from joint ventures	7,083	3,993
Amortization deferred financing costs and loan discount	1,949	1,636
(Gain) loss on sale and disposal of equipment	(1,831)	408
Gain on sale of imaging centers	–	(2,301)
Stock-based compensation	4,890	4,314
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	3,344	(29,445)
Other current assets	(4,228)	4,553
Other assets	(7,697)	(835)
Deferred taxes	(78)	1,940
Deferred rent	1,788	1,830
Deferred revenue	153	445
Accounts payable, accrued expenses and other	11,345	7,014
Net cash provided by operating activities	46,948	50,159
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(14,094)	(9,904)
Investment at cost	(2,200)	(500)
Purchase of property and equipment	(45,133)	(42,647)
Proceeds from sale of equipment	2,324	63
Proceeds from sale of imaging facilities	–	5,627
Cash distribution from new JV partner	–	1,473
Equity contributions in existing and purchase of interest in joint ventures	(2,000)	(80)
Net cash used in investing activities	(61,103)	(45,968)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(3,393)	(3,769)
Payments on Term Loan Debt	(16,540)	(12,125)
Distributions paid to noncontrolling interests	(913)	(655)
Deferred financing costs and debt discount	–	(570)
Proceeds from sale of noncontrolling interest, net of taxes	–	4,850
Contributions from noncontrolling partners	–	125
Proceeds from revolving credit facility	19,800	139,400
Payments on revolving credit facility	(19,800)	(139,400)
Net cash used in financing activities	(20,846)	(12,144)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(69)	22
NET DECREASE IN CASH AND CASH EQUIVALENTS	(35,070)	(7,931)
CASH AND CASH EQUIVALENTS, beginning of period	51,322	20,638
CASH AND CASH EQUIVALENTS, end of period	$16,252	$12,707

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$17,509	$19,023

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO RADNET, INC. COMMON SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	June 30,
	2018	2017

Net Income Attributable to RadNet, Inc. Common Shareholders	$5,406	$5,310
Plus Interest Expense	10,641	10,303
Plus Provision for Income Taxes	2,505	3,523
Plus Depreciation and Amortization	18,086	16,612
Plus Other Expenses	5	7
Plus Severance Costs	279	177
Less Gain on Sale of Imaging Centers	–	(2,301)
Plus Loss on Sale of Equipment	105	453
Plus Expenses of Divested/Closed Operations	–	1,200
Plus Reimbursable Legal Expenses	–	723
Plus Non Cash Employee Stock Compensation	1,146	1,038
Adjusted EBITDA(1)	$38,173	$37,045

	Six Months Ended
	June 30,
	2018	2017

Net (Loss) Income Attributable to RadNet, Inc. Common Shareholders	$(1,932)	$4,100
Plus Interest Expense	20,680	20,543
Plus Provision for Income Taxes	8	3,065
Plus Depreciation and Amortization	35,942	33,266
Plus Other Expenses	6	10
Plus Severance Costs	1,005	380
Less Gain on Sale of Imaging Centers	–	(2,301)
Plus Gain on Sale of Equipment Attributable to Noncontrolling Interest	440	–
Plus (Gain) Loss on Sale of Equipment	(1,831)	408
Plus Expenses of Divested/Closed Operations	–	1,200
Plus Reimbursable Legal Expenses	–	723
Plus Non Cash Employee Stock Compensation	4,890	4,314
Adjusted EBITDA(1)	$59,208	$65,708

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PAYOR CLASS BREAKDOWN**

Second Quarter
2018

Commercial Insurance	59.3%
Medicare	20.1%
Capitation	11.0%
Workers Compensation/Personal Injury	3.7%
Medicaid	2.8%
Other	3.2%
Total	100.0%

**Calculated as percentages of global payments received from consolidated imaging centers from that periods dates of services and excludes payments from hospital contracts, Breastlink operations, imaging center management fees, eRAD, Imaging on Call and other miscellaneous revenue.

RADNET PAYMENTS BY MODALITY*

	Second Quarter	Full Year	Full Year	Full Year
	2018	2017	2016	2015

MRI	35.3%	34.9%	34.7%	35.3%
CT	16.7%	16.2%	15.8%	15.7%
PET/CT	5.7%	5.2%	5.0%	5.1%
X-ray	8.5%	8.9%	9.3%	9.6%
Ultrasound	12.0%	12.1%	12.3%	11.5%
Mammography	15.6%	16.3%	16.5%	16.4%
Nuclear Medicine	1.1%	1.1%	1.2%	1.3%
Other	5.1%	5.2%	5.2%	5.1%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from consolidated Imaging Centers from that period's dates of service. Excludes payments from hospital contracts, Breastlink, Imaging on Call, eRAD, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the sale of equipment, other income or loss, debt extinguishments and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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